EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of Sona Mobile Holdings Corp. and Subsidiaries (the ‘‘Company’’) of our report dated March 16, 2007 for the years ended December 31, 2005 and 2006 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the ability of the Company to continue as a going concern), appearing in this current report on Form S-8 of Sona Mobile Holdings Corp. and Subsidiaries.

/s/ Horwath Orenstein
Toronto, Canada	Chartered Accountants
April 19, 2007	Licensed Public Accountants